UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018 (May 31, 2018)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure.

As presented by Robert M. Knight, Jr., Executive Vice President and Chief Financial Officer of Union Pacific Corporation (the “Company”), at the Company’s 2018 Investor Day Conference held on May 31, 2018 in Omaha, Nebraska, the Company provided the following financial guidance related to its operations and capital structure:

•	positive annual volume growth over the next three years;
•	expects to achieve a 60% operating ratio on a full year basis by 2020;
•	capital expenditures will remain at or below 15% of revenue for the foreseeable future;
•	anticipates repurchasing approximately $20 billion of its shares over the next three years, inclusive of 2018;
•	dividend payout ratio target of 40-45% (declared dividends on a trailing twelve month earning per share basis);
•	a targeted adjusted debt to EBITDA ratio of up to 2.7, and is expected to be reached over the next two to three years; and
•	will strive to maintain credit ratings at or above Baa1 by Moody’s and BBB+ by Standard and Poors.

This Form 8-K disclosure contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Vice President Corporate Law & Compliance and Assistant Secretary